Exhibit 4.15.16


                                     CONSENT
                   UNDER DEBTOR-IN-POSSESSION CREDIT AGREEMENT


     CONSENT UNDER DEBTOR-IN-POSSESSION CREDIT AGREEMENT ("this Consent"), dated as of June 19, 2006, among FOAMEX L.P., as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the "Borrower"), the affiliates of the Borrower party hereto, the lending institutions party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, each as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, Foamex Canada Inc. as a debtor company and applicant under the Companies' Creditors Arrangement Act (Canada) as a guarantor, the lenders party thereto, the Administrative Agent, Banc of America Securities LLC, as sole lead arranger and sole book manager, General Electric Capital Corporation, as syndication agent, and Wachovia Bank, National Association and Wells Fargo Foothill, LLC, as co-documentation agents, are parties to a certain Debtor-in-Possession Credit Agreement, dated as of September 22, 2005, as amended (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the Borrower desires to make payment, on a monthly basis (commencing with the month of June 2006), of cash interest in arrears on the Senior Secured Notes at the non-default contract interest rate set forth in the Senior Secured Note Indenture (10-3/4% per annum) as additional adequate protection to the holders of the Senior Secured Notes;

     WHEREAS, the Borrower has requested that the Majority Lenders and the Administrative Agent consent to such adequate protection;

     NOW,  THEREFORE,  subject to the condition precedent set forth in Section 3
hereof,   the  Borrower,   the   Guarantors,   the  Majority   Lenders  and  the
Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. CONSENT. The Majority Lenders and the Administrative Agent hereby consent to the payment by the Borrower, on a monthly basis (commencing with the month of June 2006), of cash interest in arrears on the Senior Secured Notes at the non-default contract interest rate set forth in the Senior Secured
Note Indenture (10-3/4% per annum) as additional adequate protection to the holders of the Senior Secured Notes; provided, that (i) in no event shall any such payment consist of interest accrued on the Senior Secured Notes prior to June 1, 2006, (ii) such provision of adequate protection shall be sought by the Borrower pursuant to a motion, and authorized by the Bankruptcy Court pursuant to an order, in form and substance satisfactory to the Administrative Agent and
(iii) no such payment shall be permitted to be made if a Default or an Event of Default exists at the time of the payment or would result therefrom. The Borrower and the Guarantors hereby agree to the terms of the above consent.

     SECTION 3. EFFECTIVENESS. This Consent shall become effective on such date as counterparts of this Consent executed by the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

     SECTION 4. COUNTERPARTS. This Consent may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Consent shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     SECTION 5. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Consent, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as modified by this Consent, and all references in other documents to the Credit Agreement shall mean such agreement as modified by this Consent.

     SECTION 6. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

                  [Remainder of page intentionally left blank]


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


     IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective authorized officers as of the day and year first above written.

                        "BORROWER"


                        FOAMEX L.P., a Debtor and Debtor-in-Possession

                        By: FMXI, Inc., its Managing General Partner, a Debtor and Debtor-in-Possession


                                 By:      /s/ George L. Karpinski
                                          ------------------------------
                                 Title:   Vice President
                                          ------------------------------


                        "GUARANTORS"


                        FOAMEX L.P., a Debtor and Debtor-in-Possession

                        By: FMXI, Inc., its Managing General Partner, a Debtor and Debtor-in-Possession


                                 By:      /s/ George L. Karpinski
                                          ------------------------------
                                 Title:   Vice President
                                          ------------------------------


                        FMXI, INC., a Debtor and Debtor-in-Possession


                        By:      /s/ George L. Karpinski
                                 ---------------------------------------
                        Title:   Vice President
                                 ---------------------------------------

                        FOAMEX INTERNATIONAL INC., a Debtor and
                        Debtor-in-Possession


                        By:      /s/ George L. Karpinski
                                 ---------------------------------------
                        Title:   Senior Vice President
                                 ---------------------------------------


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


                        FOAMEX CANADA INC., a Debtor Company and
                        Applicant


                        By:      /s/ George L. Karpinski
                                 ---------------------------------------
                        Title:   Treasurer
                                 ---------------------------------------


                        FOAMEX CAPITAL CORPORATION, a Debtor
                        and Debtor-in-Possession


                        By:      /s/ George L. Karpinski
                                 ---------------------------------------
                        Title:   Vice President
                                 ---------------------------------------


                        FOAMEX LATIN AMERICA, INC., a Debtor and
                        Debtor-in-Possession


                        By:      /s/ George L. Karpinski
                                 ---------------------------------------
                        Title:   Vice President
                                 ---------------------------------------


                        FOAMEX MEXICO, INC., a Debtor and Debtor-in-Possession


                        By:      /s/ George L. Karpinski
                                 ---------------------------------------
                        Title:   Vice President
                                 ---------------------------------------


                        FOAMEX MEXICO II, INC., a Debtor and Debtor-in Possession

                        By:      /s/ George L. Karpinski
                                 ---------------------------------------
                        Title:   Vice President
                                 ---------------------------------------


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


                        FOAMEX ASIA, INC., a Debtor and Debtor-in-
                        Possession


                        By:      /s/ George L. Karpinski
                                 ---------------------------------------
                        Title:   Vice President
                                 ---------------------------------------


                        FOAMEX CARPET CUSHION LLC, a Debtor and
                        Debtor-in-Possession


                        By:      /s/ George L. Karpinski
                                 ---------------------------------------
                        Title:   Vice President
                                 ---------------------------------------


                        "ADMINISTRATIVE AGENT"

                        BANK OF AMERICA, N.A., as the Administrative Agent

                        By:      /s/ William J. Wilson
                                 ---------------------------------------
                        Title:   Vice President
                                 ---------------------------------------


                        "LENDERS"


                        BANK OF AMERICA, N.A.


                        By:      /s/ William J. Wilson
                                 ---------------------------------------
                        Title:   Vice President
                                 ---------------------------------------


                        GENERAL ELECTRIC CAPITAL CORPORATION


                        By:
                                 ---------------------------------------
                        Title:
                                 ---------------------------------------


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



                        WACHOVIA BANK, NATIONAL
                        ASSOCIATION


                        By:      /s/ Thomas A. Martin
                                 ---------------------------------------
                        Title:   Vice President
                                 ---------------------------------------


                        WELLS FARGO FOOTHILL, LLC


                        By:      /s/ Juan Barrera
                                 ---------------------------------------
                        Title:   Vice President
                                 ---------------------------------------


                        MERRILL LYNCH CAPITAL, a
                        division of Merrill Lynch
                        Business Financial Services
                        Inc.


                        By:
                                 --------------------------------------------
                        Title:
                                 --------------------------------------------


                        THE CIT GROUP/BUSINESS CREDIT, INC.


                        By:      /s/ Matthew V. DeFranco
                                 --------------------------------------------
                        Title:   Assistant Vice President
                                 --------------------------------------------

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